Exhibit 10.9(a)

Amendment No. 1 to the 2012 Acme United Employee Stock Option Plan (the”Plan”)

Section 3(a) of the Plan is amended to increase the number of shares which may be delivered on exercise of options from 170,000 to 340,000.